UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013 (March 7, 2013)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

     Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

     (86) 539-7318818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXPLANATORY NOTE

     This Current Report on Form 8-K/A is being filed by American Lorain Corporation (the “Company”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 12, 2013 (the “Original Filing”). The Company is filing this Amendment No. 1 to provide additional disclosure about the resignation of its former director, Mr. Tad Ballantyne and to furnish additional information concerning the appointment of Mr. William Jianxiao Wu as a director.

     As disclosed previously on the Company’s Current Report on Form 8-K on October 15, 2012, the Company announced that its Board of Directors (the “Board”) has received a proposal letter from Mr. Si Chen, Chairman, CEO and President of the Company, to acquire all of the outstanding ordinary shares of the Company not currently owned by Mr. Chen at a proposed price of $1.6 per ordinary share, in cash, subject to certain conditions. Subsequently on November 9 and November 15, 2012, respectively, the Company was served, through its corporate agent, two law suits alleging, among other things, that the Board has violated its fiduciary duties in association with the proposed going private transaction by Mr. Si Chen. The two cases were filed in the States of Wisconsin and Nevada, respectively. The Nevada suit was voluntarily dismissed by the plaintiff. The Wisconsin suit was disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2012 under Part II, Item 1, Legal Proceedings.

     The Company believed that the two cases were without merit, and since a special committee of the Board is still evaluating Mr. Si Chen’s going private proposal, there is no ground for the plaintiffs’ allegations. Hence, the Company did not take action to defend the cases. The plaintiff of the Wisconsin case attempted to seek a default judgment against Mr. Ballantyne due to the inaction by the Company to defend itself and its directors. Mr. Ballantyne decided to resign from the Board to protect his personal interests. Mr. Ballantyne’s letter of resignation is filed as Exhibit 17.1 to this Current Report. There are no other disagreements between Mr. Tad Ballantyne and the Company.

     On March 10, 2013, the Company and Mr. Wu executed an Independent Director’s Contract in connection with Mr. Wu’s appointment, pursuant to which Mr. Wu will be entitled to receive an annual compensation of approximately US$ 16,129. In addition to the annual compensation, the Company has agreed to reimburse Mr. Wu for his expenses incurred to act on the Company’s behalf. The foregoing description of the material terms of the Independent Director’s Contract is qualified in its entirety by a form of such agreement included with this Current Report as Exhibit 10.1.

     On March 15, 2013, the Company received a letter from Mr. Tad Ballantyne in which he stated his agreement with the statements made by the Company in response to Item 5.02 of Form 8-K. The correspondence is filed as Exhibit 17.2 to this Current Report .

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

10.1	American Lorain Corporation Independent Director’s Contract, dated March 10, 2013

17.1	Resignation Letter of Mr. Tad Ballantyne, dated March 7, 2013

17.2	Correspondence from Mr. Tad Ballantyne, dated March 15, 2013

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013

AMERICAN LORAIN CORPORATION

By: /s/ Si Chen
Name:	Si Chen
Title:	Chief Executive Officer